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                                                            Exhibit 16

Arthur
Andersen

Arthur Andersen & Co.
One International Place
Boston, MA  02110-2604
617-330-4000


March 29, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Gentlemen:

We have read The Timberland Company's disclosure regarding the change in accountants during 1992, contained in the Company's Annual Report on Form 10-K dated March 22, 1994, and are in agreement with the statement contained therein.

Very truly yours,


/s/ Arthur Andersen & Co.